UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 20, 2008

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1600, Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2008, Mark Gormley, a director of NewStar Financial, Inc. (the “Company”), notified the Company of his resignation from the Company’s Board of Directors (the “Board”), effective November 21, 2008.

On November 21, 2008, the Board, upon the recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Brian Fallon to the Board, effective immediately. Mr. Fallon will serve for a term that expires at the Company’s 2009 annual meeting of stockholders. Mr. Fallon has been named to the Board’s Audit and Compensation committees. The Board has determined that Mr. Fallon is independent and financially literate under the listing standards of the Nasdaq Global Market.

Mr. Fallon will receive compensation for his service on the Board the same as the Company’s other non-employee directors in accordance with the terms described under the caption “Board of Directors—Director Compensation” in the Company’s proxy statement that was filed with the Securities and Exchange Commission on April 14, 2008. There are no arrangements or understandings between Mr. Fallon and any other person pursuant to which he has been selected to serve on the Board, and there are no relationships between Mr. Fallon and the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL INC.

Date: November 25, 2008	By:	/s/ John K. Bray
John K. Bray
Chief Financial Officer

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